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                                                                     EXHIBIT 4.1

                                                                      As amended

                                               November, 1992, November 16, 1994
                                                           and February 25, 1997


                                REHABILICARE INC.
                                  1988 RESTATED
                                STOCK OPTION PLAN

1.  Purpose of Plan.

               This Plan shall be known as the "Rehabilicare Inc. 1988 Restated Stock Option Plan" and is hereinafter referred to as the "Plan". The purpose of the Plan is to aid in maintaining and developing personnel capable of assuring the future success of Medical Devices, Inc., a Minnesota corporation ("MDI"), to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in MDI through stock options as provided herein. Options granted under this Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422A of the Internal Revenue Code of 1954, as in effect prior to January 1, 1987, or the Internal Revenue Code of 1986, whichever is applicable (the "Code"), or options which do not qualify as Incentive Stock Options.

2.  Prior Plans.

               This Plan incorporates, amends, restates and supercedes the Medical Devices, Inc. 1983 Restated Incentive Stock Option Plan (the "Prior MDI ISO Plan"), as adopted by the Board of Directors on December 10, 1981 and amended through January 31, 1987 and the Medical Devices, Inc. Stock Option Plan (the "MDI NQ Plan"), as rewritten by the Board of Directors of MDI on January 12, 1981, (collectively, the "Prior Plans").

               The outstanding options to purchase 158,000 Common Shares under the Prior MDI ISO Plan and to purchase 67,000 Common Shares under the MDI NQ Plan shall hereafter be governed by the terms and conditions of this Plan to the extent not inconsistent with such Prior Plans and by each respective Prior Plan to the extent of any inconsistencies.

3.  Stock Subject to Plan.

               Subject to the provisions of Section 13 hereof, the stock to be subject to options under the Plan shall be MDI's authorized Common Stock, par value $.10 per share. Such shares may be either authorized but unissued shares, or issued shares which have been reacquired by MDI. Subject to the adjustment as provided in Section 13 hereof, the maximum number of shares on which options may be exercised under this Plan shall be 925,000 shares. If an option under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options thereafter granted during the term of the Plan.

4.  Administration of Plan.

               (a) The Plan shall be administered by a committee (the "Committee") of one or more directors of MDI who are not also employees of MDI and all of whom shall be "disinterested persons" with respect to the Plan within the meaning of Rule 16b-3(d)(3) of the Securities and Exchange Commission. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors.

               (b) The Committee shall have plenary authority in its discretion, but subject to the express provisions of this Plan, to determine: (i) the purchase price of the Common Shares covered by each option, (ii) the employees to whom and the time or times at which such options shall be granted and the number of shares to be subject to each option, (iii) the terms of exercise of each option, (iv) to accelerate the time at which all or any part of
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an option may be exercised, (v) to amend or modify the terms of any option with the consent of the optionee, (vi) to interpret the Plan, (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, (viii) to determine the terms and provisions of each option agreement under this Plan (which agreements need not be identical), including the designation of those options intended to be Incentive Stock Options, and (ix) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under Section 15 herein to amend or terminate the Plan. The Committee's determinations on the foregoing matters, shall be final and conclusive.

               (c) The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The granting of an option pursuant to the Plan shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of MDI and the employee to whom such right is granted. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

5.  Eligibility.

        Incentive Stock Options may only be granted under this Plan to any full or part-time employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of MDI and of its present and future subsidiary corporations (herein called "subsidiaries"). Members of the Board of Directors of MDI, consultants or independent contractors providing valuable services to MDI or one of its subsidiaries who are not also employees thereof shall be eligible to receive options which do not qualify as Incentive Stock Options. Notwithstanding the foregoing, no member of the Board of Directors who is not also an employee shall be eligible to receive options under the Plan, except as provided in Section 9 hereof. In determining the persons to whom options shall be granted and the number of shares subject to each option, the Committee may take into account the nature of services rendered by the respective employees, their present and potential contributions to the success of MDI and such other factors as the Committee in its discretion shall deem relevant. A person who has been granted an option under this Plan may be granted an additional option or options under the Plan if the Committee shall so determine; provided, however, that (a) for Incentive Stock Options granted before January 1, 1987, the aggregate fair market value (determined as of the time the option is granted) of the Common Stock for which any employee may be granted such Incentive Stock Options in any calendar year (under all plans described in subsection (b)(8) of Section 422A of the Code of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 plus any unused limit carryover to such year, determined in the manner set forth in Section 422A (c)(4) of the Code, and (b) for Incentive Stock Options granted after December 31, 1986, the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the stock with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in subsection
(b)(7) of Section 422A of the Code of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. Notwithstanding any other provision in this Plan, no person may be granted an Option or Options under the Plan for more than 100,000 Shares in the aggregate in any one calendar year period.

6.  Price.

               The option price for all Incentive Stock Options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Stock at the date of granting of such option. The option price for options granted under the Plan which do not qualify as Incentive Stock Options shall also be determined by the Committee but may be less than 100% of the fair market value of the Common Stock. For purposes of the preceding sentence and for all other valuation purposes under the Plan, the fair market value of the Common Stock shall be as reasonably determined by the Committee, but shall not be less than (i) the closing price of the stock as reported for composite transactions, if the Common Stock is then traded on a national securities exchange, (ii) the last sale price if the Common Stock is then quoted on the NASDAQ National Market System or (iii) the average of the closing representative bid and asked prices of the Common Stock as reported on NASDAQ on the date as of which fair market value is being determined. If on the date of grant of any option granted under the Plan, the Common Stock of MDI is not publicly traded, the Committee shall make a good faith attempt to satisfy the

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option price requirement of this Section 6 and in connection therewith shall take such action as it deems necessary or advisable.

7.  Term.

               Each option and all rights and obligations thereunder shall, subject to the provisions of Section 11, expire on the date determined by the Committee and specified in the option agreement. The Committee shall be under no duty to provide terms of like duration for options granted under the Plan, but the term of an Incentive Stock Option may not extend more than ten (10) years from the date of granting of such option.

8.  Exercise of Option.

               (a) The Committee shall have full and complete authority to determine, subject to Section 10 herein, whether the option will be exercisable in full at any time or from time to time during the term of the option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the option as the Committee may determine.

               (b) No Incentive Stock Option granted before January 1, 1987, shall be exercisable while there is outstanding (within the meaning of subsection (c)(7) of Section 422A of the Code) any other Incentive Stock Option which was previously granted to the optionee to purchase stock in MDI or in a corporation which (at the time of the grant) was a parent or subsidiary corporation of MDI, or a predecessor corporation of any of such corporations.

               (c) The exercise of any option granted hereunder shall only be effective at such time that the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

               (d) An optionee electing to exercise an option shall give written notice to MDI of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall he made to MDI either in cash (including check, bank draft or money order), or, at the discretion of the Committee, (i) by delivering MDI's Common Stock already owned by the optionee having a fair market value equal to the full purchase price of the shares, or (ii) a combination of cash and such shares; provided, however, that an optionee shall not be entitled to tender shares of MDI's Common Stock pursuant to successive, substantially simultaneous exercises of options granted under this or any other stock option plan of MDI. The fair market value of such shares shall be determined as provided in Section 6 herein. Until such person has been issued a certificate or certificates for the shares subject to such exercise, he shall possess no rights as a stockholder with respect to such shares.

9.  Options to Non-employee Directors.

               Each director of MDI who is not an employee of MDI or any of its subsidiaries shall be granted an option to purchase 2,500 shares of Common Stock on July 1 of each year. The option price shall be equal to 100% of the fair market value on the date of grant. The options shall not qualify as incentive stock options and shall be immediately exercisable in full for a period of five years from the date of grant. Directors who are not also employees may also receive, upon initial election to the Board of Directors, options that do not qualify as incentive stock options to purchase such number of shares of common stock, and with such terms, as the Committee shall determine; provided, however, that no director who receives such an option shall serve as a member of the Committee until twelve months after the date of grant of such an option.

10. Additional Restrictions.

               The Committee shall have full and complete authority to determine whether all or any part of the Common Stock of MDI acquired upon exercise of any of the options granted under the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee's rights with respect thereto, but any such restriction shall be contained in the agreement relating to such options.



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11. Effect of Termination of Employment or Death.

               (a) In the event that the holder of an Incentive Stock Option shall cease to be employed by MDI or its subsidiaries, if any, for any reason other than his gross and willful misconduct or his death or disability, such holder shall have the right to exercise the option at any time within one month after such termination of employment to the extent of the full number of shares he was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

               (b) In the event that the holder of an Incentive Stock Option shall cease to be employed by MDI or its subsidiaries, if any, by reason of his gross and willful misconduct during the course of his employment, including but not limited to wrongful appropriation of funds of his employer or the commission of a gross misdemeanor or felony, the option shall be terminated as of the date of the misconduct.

               (c) If the holder of an Incentive Stock Option shall die while in the employ of MDI or a subsidiary, if any, or within one month after termination of employment for any reason other than gross and willful misconduct, or become disabled (within the meaning of Code Section 105(d)(4)) while in the employ of MDI or a subsidiary, if any, and such optionee shall not have fully exercised the Incentive Stock Option, such option may be exercised at any time within twelve months after his death or such disability by the personal representatives, administrators, or if applicable guardian, of the optionee or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares he was entitled to purchase under the option on the date of death, disability or termination of employment, if earlier, and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

               (d) Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of MDI or any of its subsidiaries or affect, in any way, the right of MDI or any of its subsidiaries to terminate his employment at any time.

12. 10-Percent Shareholder Rule.

               Notwithstanding any other provision in the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 425(d) of the Code) Common Stock of MDI possessing more than ten percent (10%) of the total combined voting power of all classes of stock of MDI or its parent or subsidiary corporations, if any, (within the meaning of Section 422A(b)(6) of the Code) then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirements of Section 422A(c)(8) of the Code, and the option price shall be not less than 110% of the fair market value of the Common Stock of MDI determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

13. Non-Transferability.

               No option granted under the Plan shall be transferable by an optionee, otherwise than by will or the laws of descent or distribution as provided in Section 11(c) herein. During the lifetime of an optionee the option shall be exercisable only by such optionee.

14. Dilution or Other Adjustments.

               If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding options, in order to prevent dilution or enlargement of option rights.

15. Amendment or Discontinuance of Plan.

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               The Board of Directors may amend or discontinue the Plan at any time. Subject to the provisions of Section 16 no amendment of the Plan, however, shall without stockholder approval: (i) increase the maximum number of shares under the Plan as provided in Section 3 herein, (ii) decrease the minimum option price provided in Section 6 herein, (iii) extend the maximum option term under
Section 7, or (iv) materially modify the eligibility requirements for participation in the Plan. The Board of Directors shall not alter or impair any option theretofore granted under the Plan without the consent of the holder of the option.

16.  Time of Granting.

               Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the stockholders of MDI, and no action taken by the Committee or the Board of Directors (other than the execution and delivery of an option), shall constitute the granting of an option hereunder.

17.  Effective Date and Termination of Plan.

               (a) The Plan was approved by the Board of Directors on August 18, 1988 and shall be approved by stockholders before August 18, 1989.

               (b) Unless the Plan shall have been discontinued as provided in
Section 14 hereof, the Plan shall terminate August 18, 1998. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

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